EXHIBIT 99

OAK HILL
fINANCIAL, INC.

For Immediate Release

Thursday, January 13, 2005

Contact:  David G. Ratz, Executive Vice President & COO
          (740) 286-3283

Oak Hill Financial Reports Earnings Up 9% in Fourth Quarter of 2004

Jackson, Ohio -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings from operations for the three months ended December 31, 2004 of $3,394,000, or $.60 per diluted share. The fourth quarter 2004 earnings represent an increase of 9.3% over the $3,104,000, or $.54 per diluted share, in operating earnings that the company recorded for the quarter ended December 31, 2003.

For the fiscal year ended December 31, 2004, Oak Hill Financial recorded net earnings from operations of $13,096,000, or $2.30 per diluted share, an increase of 8.7% over the $12,046,000, or $2.14 per diluted share, in operating earnings for fiscal 2003. The operating earnings for the fourth quarter and the year 2004 do not include a $2.3 million after-tax charge related to the previously announced closure and sale of the consumer loan portfolio of the company's Action Finance Company subsidiary on December 31, 2004. The operating earnings for the fourth quarter and the year 2004 also exclude $11,000 and $104,000, respectively, in after-tax expenses related to Oak Hill Financial's acquisition of Ripley National Bank, which was completed on October 9, 2004, and its pending merger with Lawrence Financial Holdings, Inc. Including these charges, the company's net income was $1,053,000, or $.19 per diluted share, for the fourth quarter and $10,662,000, or $1.87 per diluted share, for the year 2004.

Operating earnings for the fourth quarter and the year 2003 have been adjusted for non-recurring tax savings of $132,000 and $531,000, respectively, resulting from a one-time tax savings. Including the non-recurring savings, the company's net income was $3,236,000, or $.57 per diluted share, for the fourth quarter and $12,577,000, or $2.23 per diluted share, for the year 2003.

Oak Hill Financial's total assets ended 2004 at $1.08 billion, an increase of 15.4% over the $938.3 million in assets at December 31, 2003 and 6.4% over the $1.02 billion in assets at September 30, 2004. Net loans at December 31, 2004 were $811.0 million, up 15.5% over the $701.9 million in net loans at December 31, 2003, and 4.2% over the $778.5 million in net loans at the end of the third quarter of 2004. The year-over-year and fourth quarter increase in assets and loans included $55.8 million in assets and $38.7 million in loans from the acquisition of Ripley National Bank.

Reviewing the fourth quarter and the year 2004, Oak Hill Financial President and Chief Executive Officer R.E. Coffman, Jr. said, "Coming into the year, we knew 2004 would be a challenge. We had been extremely successful in originating mortgages during the refinancing boom and when that ended in late 2003, we knew that our non-interest income could be substantially less in 2004. While we didn't reach our objective of double-digit earnings growth - and we are disappointed we didn't hit our target - we did get almost 9% and were able to limit the decrease in non-interest income to 11%."

Looking forward, Coffman stated, "2005 will have its challenges as well, but we are optimistic about the coming year. The integration of Ripley National Bank has gone very well, and we are hopeful that our pending merger with Lawrence Financial Holdings will close around the beginning of the second quarter. Both transactions fill open areas within our Southern Ohio footprint and should be nicely accretive. We also think the prospects are good for renewed loan growth, and our SBA lending activity is on the upswing. With the closing of Action Finance and the clean-up of some older problem loans, we also are on a positive track with respect to asset quality. Overall, our focus will be on growing our core banking business, maintaining the net interest margin, increasing non-interest income, and controlling our operating expenses."

"We're not changing our standards based on 2004, either," he added. "Our earnings growth objective for next year is north of 13%, and we think we've got the right plans in place to achieve that goal."

Key Issue Review and Outlook

Net Interest Margin - Net interest margin for the fourth quarter was 3.96%, which was a decrease over the third quarter's 4.08%. The margin was impacted by slow loan growth in the fourth quarter, the flatter yield curve, and a greater than anticipated rise in short-term liability costs driven by upward competitive pressure on retail deposit rates within the company's market areas. In addition, purchase price accounting adjustments pursuant to the Ripley National transaction had a slight negative impact on the margin. Factoring in the sale of the Action Finance portfolio, management currently projects that the margin can be maintained in its current range in 2005. To the extent that the yield curve remains relatively shallow, it will be difficult to increase the margin. Should intermediate and long-term rates rise, management projects that the margin will increase.

Operating Expenses & Efficiency - On an operating basis, the company's non-interest expense was 2.70% of average assets for the fourth quarter of 2004, which compares to 2.64% in the third quarter and 2.75% in the fourth quarter of 2003. The company's efficiency ratio for the fourth quarter of 2004 was 55.3%, compared to 52.5% in the third quarter and 52.8% for the fourth quarter of 2003. Aided by the Ripley National acquisition, revenues during the fourth quarter increased at a healthy 18.4% annual rate. The revenue growth was offset by higher non-interest expense due primarily to the opening of new branches, conversion expenses related to the company's change of ATM networks during the quarter, and the addition of Ripley National's operating expenses.

For the year 2004, the non-interest expense to average assets and efficiency ratios were 2.69% and 54.1%, respectively, versus 2.86% and 55.5% for the year 2003. With a continued focus on controlling operating expenses and the full realization of the cost savings from the Ripley National transaction, management expects that the non-interest expense to average assets and efficiency ratios, excluding the potential short-term impact of the pending Lawrence Financial Holdings merger, can be maintained at or near their current levels in 2005.

Non-Interest Income - Non-interest income in the fourth quarter was $2,725,000, an increase of 12.9% over the third quarter and about equal to the fourth quarter of 2003. Leading the linked-quarter increase was growth in excess of 16% in both gain on sale of loans and insurance commissions, with the increase in gain on sale of loans driven by strong volume in SBA lending. In addition, non-interest income from other sources increased nearly 10% on a linked-quarter basis, with the income resulting from the addition of bank-owned life insurance contributing the bulk of the increase. Offsetting this growth was an increase in amortization and impairment expense related to the company's mortgage servicing rights (MSRs), which are generated through the origination of residential mortgages and SBA loans. The quarter-over-quarter comparison shows a similar pattern. Compared to the fourth quarter of 2003, the fourth quarter of 2004 showed a 35.7% increase in gain on sale of loans and a 15.4% increase in insurance commissions. These increases were offset by substantially higher expense from amortization and impairment of MSRs.

For the full year 2004, non-interest income decreased 11.1%. The decline, which management had expected, was due to the substantially lower demand for mortgage loans following the end of the refinancing boom in late 2003. Offsetting the resulting year-over-year decrease in gain on sale of loans were strong increases in service charges, insurance commissions, and real estate loan servicing fees, as well as a significant decrease in amortization and impairment of MSRs. For 2005, the company anticipates that non-interest income overall will continue to increase, with SBA originations, brokerage and financial planning services, and service charges expected to be the largest contributors to growth. Insurance commissions are expected to grow more modestly due to changing market conditions within the group health sector.

Asset Quality - The company's nonperforming loans/total loans and nonperforming assets/total assets ratios decreased from 0.93% and 0.87%, respectively, at September 30 to 0.69% and 0.73%, respectively, at December 31. The improvement was resulted primarily from the disposition of the Action Finance portfolio, the return of one large nonperforming loan to performing status, and the partial charge-off of another large nonperforming loan. The largest of the remaining nonperforming loans at December 31 accounts for 0.06% of the nonperforming loan ratio. This loan was acquired with the Ripley National transaction. A foreclosure sale has been held on this property, and it is currently under a purchase contract. The sale is expected to close before the end of January at no loss to the company. With that sale, the largest remaining nonperforming loan contributed 0.05% to the nonperforming loan ratio. The other nonperforming loans are a mix of commercial real estate, commercial, residential real estate and consumer loans.

The company's Other Real Estate Owned increased during the fourth quarter as it purchased through foreclosure the property securing what had previously been its largest non-performing loan. However, this property was sold on January 12, resulting in a nominal loss of $14,000.

Net charge-offs (non-annualized) for the fourth quarter of 2004 were 0.08% of average loans, up from 0.07% in the third quarter and 0.04% in the fourth quarter of 2003. For the year 2004, net charge-offs were 0.26%, as compared to the company's ongoing objective of 0.20%. Much of this increase came from the Action Finance portfolio prior to its sale. With the resolution of the two large nonperforming assets in January, the company expects the nonperforming ratios to decline further and, combined with the disposition of Action Finance, the net charge-off rate should decline as well.

Consistent with generally accepted accounting principles and regulatory guidelines, the company uses various formulas to determine its allowance for loan and lease losses (ALLL). The methodology takes into consideration not only charge-offs but also the rated quality of the company's loans based on loan review grades and the types and amounts of loans comprising the portfolio, while allowing some discretion by management to make adjustments based on near-term economic conditions. With the disposition of the Action Finance portfolio, this methodology resulted in an ALLL/total loans ratio of 1.28%, which has been the ALLL/total loans ratio at the company's Oak Hill Banks subsidiary (now its sole lending affiliate) for the past several quarters.

Asset/Loan Growth - The company's total assets grew 6.4% during the fourth quarter, while loans increased at 4.3%. Most of these increases came from the Ripley National acquisition. Excluding Ripley National and the sale of the Action Finance portfolio, assets increased less than 1% during the quarter as loan demand slowed in its market areas. On a stand-alone basis, the company's objectives for 2005 call for approximately 9% growth in both loans and assets. When the pending Lawrence Financial merger is included, the objective translates into 20% total balance sheet growth.

Overall Strategy - Oak Hill Financial will continue to pursue revenue growth through originating adjustable-rate commercial loans, commercial real estate loans, and residential mortgage loans; fixed-rate residential mortgage loans and SBA loans for sale in the secondary market; and consumer loans. Management continues to believe that commercial and commercial real estate loans hold the greatest potential for growth and margin improvement within its bank subsidiary. Non-interest income growth and continued diversification of non-interest revenues are also major elements in the company's strategy.

Expansion - In addition to completing the Ripley National Bank acquisition, in the fourth quarter Oak Hill Financial opened a new full-service banking office in Chillicothe, Ohio, its third in that community. In 2005, the company plans to open four de novo branches. The first areas targeted are Mt. Orab, Ohio, which is in the same market area as the branches acquired with Ripley National, and Circleville, Ohio, where the company currently has one branch.

Estimates - Management has reiterated its estimate that earnings per share from operations for 2005 will be in the range of $2.60 to $2.70.

Oak Hill Financial is a financial holding company headquartered in Jackson, Ohio. Its subsidiary, Oak Hill Banks, operates 30 full-service banking offices and four bank loan production offices in 15 counties across southern and central Ohio. A second subsidiary, Oak Hill Financial Insurance Agency, provides group health plans and other insurance services to over 350 business and public-sector organizations throughout the same region. The company also holds 49% of Oak Hill Title Agency, LLC, which provides title services for commercial and residential real estate transactions.


Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company's future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 13, 2005 Press Release



                                                                At December 31,
(In thousands)                                              2004             2003
----------------------------------------------------------------------------------
SUMMARY OF FINANCIAL CONDITION

Total assets                                             $1,082,948     $  938,281
Interest-bearing deposits and federal funds sold              2,705          1,285
Investment securities                                        91,881         79,545
Loans receivable - net                                      912,538        811,021
Deposits                                                    862,096        717,821
Federal Home Loan Bank advances and other borrowings        131,660        135,352
Stockholders' equity                                         84,951         79,928



The Company discloses net earnings, diluted earnings per share and certain performance ratios adjusted for non-recurring items. Management believes that presenting this information is an additional measure of performance that investors can use to compare operating results between reporting periods. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America ("U.S. GAAP"). In accordance with Securities and Exchange Commission Regulation G, reconciliation of the Company's U.S. GAAP information to its operating information is presented in the table below.



                                                                            For the                     For the
                                                                       three months ended        twelve months ended
                                                                          December 31,               December 31,
(In thousands, except share data)                                        2004       2003          2004         2003
---------------------------------------------------------------------------------------------------------------------

RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES

Net earnings (U.S. GAAP)                                               $  1,053   $  3,236      $ 10,662    $  12,577
Non-recurring items, net of tax:
      Loss on sale of consumer finance loan portfolio                     2,115         --         2,115           --
      Expenses related to the discontinuation of operations at
         consumer finance subsidiary                                        215         --           215           --
      Merger-related expenses                                                11         --           104           --
    Reduction in tax expense                                                 --       (132)           --         (531)
---------------------------------------------------------------------------------------------------------------------
Net earnings from operations                                           $  3,394    $ 3,104      $ 13,096    $  12,046
=====================================================================================================================

Diluted earnings per share (U.S. GAAP)                                 $   0.19    $  0.57      $   1.87    $    2.23

Non-recurring items, net of tax:
     Loss on sale of consumer finance loan portfolio                       0.37         --          0.37           --
     Expenses related to the discontinuation of operations at
        consumer finance subsidiary                                        0.04         --          0.04           --
     Merger-related expenses                                                 --         --          0.02           --
     Reduction in tax expense                                                --      (0.03)           --        (0.09)
---------------------------------------------------------------------------------------------------------------------
Diluted earnings per share from operations                             $   0.60    $  0.54      $   2.30    $    2.14
=====================================================================================================================


Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 13, 2005 Press Release


                                                                          For the                       For the
                                                                     three months ended          twelve months ended
                                                                        December 31,                 December 31,
(In thousands, except share data)                                    2004          2003            2004         2003
----------------------------------------------------------------------------------------------------------------------

RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES (continued)

Other non-interest income (U.S. GAAP)                             ($ 1,883)      $  1,675      $  2,069       $  4,631

Non-recurring items, net of tax:
     Loss on sale of consumer finance loan portfolio                 3,254             --            --          3,254
Net earnings from operations                                      $  1,371       $  1,675      $  5,323       $  4,631
======================================================================================================================

Non-interest expense (U.S. GAAP)                                  $  7,606       $  6,142      $ 27,275       $ 24,049

Non-recurring items:
     Expenses related to the discontinuation of operations at
        consumer finance subsidiary                                   (331)            --          (331)            --
     Merger-related expenses                                           (17)            --          (160)            --
     Reduction in tax expense                                           --            202            --            810
----------------------------------------------------------------------------------------------------------------------
Non-interest expense from operations                              $  7,258       $  6,344      $ 26,784       $ 24,859
======================================================================================================================

SUMMARY OF OPERATIONS (1)(2)

Interest income                                                   $ 15,756       $ 14,179      $ 59,251       $ 55,170
Interest expense                                                     5,732          5,004        20,838         20,468
----------------------------------------------------------------------------------------------------------------------
     Net interest income                                            10,024          9,175        38,413         34,702
Provision for losses on loans                                          851            841         3,136          3,347
----------------------------------------------------------------------------------------------------------------------

     Net interest income after provision for losses on loans         9,173         8,3343         5,277         31,355
Gain on sale of loans                                                  528            389         1,882          4,080
Insurance commissions                                                  826            716         3,050          2,827
Other non-interest income                                            1,371          1,675         5,323          4,631
General, administrative and other expense                            7,258          6,344        26,784         24,859
----------------------------------------------------------------------------------------------------------------------
     Earnings before federal income taxes                            4,640          4,770        18,748         18,034
Federal income taxes                                                 1,246          1,666         5,652          5,988
----------------------------------------------------------------------------------------------------------------------
Net earnings from operations                                      $  3,394       $  3,104      $ 13,096       $ 12,046
======================================================================================================================

SELECTED PERFORMANCE RATIOS FROM OPERATIONS (1)(2)(5)

Diluted earnings per share (4)                                    $   0.60       $   0.54      $   2.30       $   2.14
======================================================================================================================

Return on average assets                                              1.26%          1.35%         1.31%          1.39%
Return on average equity                                             15.78%         15.74%        15.83%         16.36%
Non-interest expense to average assets                                2.70%          2.75%         2.69%          2.86%
Efficiency ratio
                                                                     55.30%         52.77%        54.12%         53.53%

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 13, 2005 Press Release




                                              At or For the                   At or For the
                                            three months ended             twelve months ended
                                               December 31,                   December 31,
(In thousands, except share data)          2004           2003             2004          2003
-----------------------------------------------------------------------------------------------

PER SHARE INFORMATION (U.S. GAAP)

Basic earnings per share (3)            $    0.19       $    0.58       $   1.92       $   2.29
===============================================================================================
Diluted earnings per share (4)          $    0.19       $    0.57       $   1.87       $   2.23
===============================================================================================
Dividends per share (3)                 $    0.17       $    0.15       $   0.62       $   0.54
===============================================================================================
Book value per share                                                    $  15.29       $  14.34
===============================================================================================



OTHER STATISTICAL AND OPERATING DATA (U.S. GAAP) (5)


Return on average assets                                             0.39%       1.40%      1.07%      1.45%
Return on average equity                                             4.89%      16.41%     12.89%     17.08%
Non-interest expense to average assets                               2.83%       2.66%      2.74%      2.77%
Net interest margin (fully-taxable equivalent)                       3.96%       4.17%      4.05%      4.19%
Total allowance for losses on loans to non-performing loans                               186.83%    133.46%
Total allowance for losses on loans to total loans                                          1.28%      1.32%
Non-performing loans to total loans                                                         0.69%      0.99%
Non-performing assets to total assets                                                       0.73%      0.93%
Net charge-offs to average loans (actual for the period)             0.08%       0.04%      0.26%      0.21%
Net charge-offs to average loans (annualized)                        0.33%       0.16%      0.26%      0.21%
Equity to assets at period end                                                              7.84%      8.52%
Efficiency ratio                                                    57.99%      51.09%     55.11%     51.79%
------------------------------------------------------------------------------------------------------------


(1) Includes $202,500 and $810,000, pre-tax reduction in tax expense for the three and twelve months ended December 31, 2003, respectively, resulting from a one-time pre-tax savings of $810,000 for 2003.
(2) Does not include $17,000 and $160,000, pre-tax, merger-related charges for the three and twelve months ended December 31, 2004. Also does not include a $3.3 million, pre-tax, loss on the sale of the consumer finance loan portfolio and $331,000, pre-tax, expenses related to the discontinuation of operations at the consumer finance subsidiary for the three and twelve months ended December 31, 2004.
(3)  Based on 5,546,680,  5,549,855,  5,545,236  and 5,487,436  weighted-average shares outstanding for the three and twelve months ended December 31, 2004 and 2003, respectively.
(4)  Based on 5,685,557,  5,692,468,  5,709,260  and 5,628,430  weighted-average shares outstanding for the three and twelve months ended September 31, 2004 and 2003, respectively.
(5)  Annualized where appropriate.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 13, 2005 Press Release



                                                             At December 31,
(In thousands, except share data)                          2004           2003
--------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL

BALANCE SHEET - ASSETS

Cash and cash equivalents                                  31,997        20,513
Trading account securities                                     --            --
Securities available for sale                              88,241        75,886
Securities held to maturity                                 3,640         3,659
Other securities                                            6,590         5,998
Total securities                                           98,471        85,543
Total cash and securities                                 130,468       106,056
Loans and leases held for investment (1)                  924,129       818,680
Loans and leases held for sale (1)                            256           194
Total loans and leases (1)                                924,385       818,874
Allowance for losses on loans                              11,847        10,836
Goodwill                                                    1,674           413
Other intangible assets                                     1,270            --
Total intangible assets                                     2,944           413
Mortgage servicing rights                                   3,146         2,983
Purchased credit card relationships                            --            --
Other real estate owned                                     1,614           585
Bank owned life insurance                                  10,118            --
Other assets                                               22,120        20,206
Total assets                                            1,082,948       938,281


BALANCE SHEET - LIABILITIES

Deposits                                                  862,096       717,821
Borrowings                                                113,660       130,352
Other liabilities                                           4,233         5,172
Total liabilities                                         979,989       853,345
Redeemable preferred stock                                     --            --
Trust preferred securities                                 18,000         5,000
Minority interests                                              8             8
Other mezzanine level items                                    --            --
Total mezzanine level items                                18,008         5,008
Total liabilities and mezzanine level items               997,997       858,353


BALANCE SHEET - EQUITY

Preferred equity                                               --            --
Common equity                                              84,951        79,928
MEMO ITEM: Net unrealized gain (loss) on securities
     available for sale, net of tax                           513           915
End of period shares outstanding (2)                    5,557,281     5,572,686
Options outstanding                                       582,466       577,022
Treasury shares held by the Company                        96,302        21,542
--------------------------------------------------------------------------------

(1)  Data is net of unearned interest, gross of allowance for losses on loans
(2)  Excludes treasury shares

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 13, 2005 Press Release


                                                                      At or For the              At or For the
                                                                    three months ended        twelve months ended
                                                                       December 31,              December 31,
(In thousands, except share data)                                   2004         2003         2004         2003
------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

Repurchase plan announced?                                              No            No          Yes           No
Number of shares to be repurchased in plan                             N/A           N/A      300,000          N/A
Number of shares repurchased during the period                          --           N/A      134,936          N/A
Average price of repurchased shares                                     --           N/A     $  32.38          N/A


INCOME STATEMENT

Interest income                                                     15,756        14,179       59,251       55,170
Interest expense                                                     5,732         5,004       20,838       20,468
Net interest income                                                 10,024         9,175       38,413       34,702
Net interest income (fully-taxable equivalent)                      10,218         9,303       39,057       35,246
Provision for losses on loans                                          851           841        3,136        3,347
Non-recurring income                                                    --            --           --           --
Non-recurring expense
     Loss on sale of consumer finance loan portfolio                 3,254            --        3,254           --
     Expenses related to the discontinuation of operations at
        consumer finance subsidiary                                    331            --          331           --
      Merger-related expenses                                           17            --          160           --
Trading account income                                                  --            --           --           --
Foreign exchange income                                                 --            --           --           --
Trust income                                                            --            --           --           --
Insurance commissions                                                  826           716        3,050        2,827
Service charges on deposits                                            925           879        3,562        3,058
Gain on sale of loans                                                  528           389        1,882        4,080
Gain on investment securities transactions                              --            57          276          314
Other non-interest income                                              446           739        1,485        1,259
Total non-interest income                                            2,725         2,780       10,225       11,538
Employee compensation and benefits                                   3,776         3,429       14,519       14,201
Occupancy and equipment expense                                        954           749        3,400        2,910
Foreclosed property expense                                             --            --           --           --
Amortization of intangibles                                             72            --           72           --

Other general, administrative and other expense                      2,456         1,964        8,793        6,939
Total non-interest expenses                                          7,186         6,142       26,712       24,050
Net income before taxes                                              1,038         4,972       15,003       18,843
Federal income taxes                                                   (15)        1,736        4,341        6,266
Net income before extraordinary items                                1,053         3,236       10,662       12,577
Extraordinary items
Net income                                                           1,053         3,236       10,662       12,577

CHARGE-OFFS

Loan charge-offs                                                     1,588           401        3,545        2,044
Recoveries on loans                                                    823            84        1,291          467
Net loan charge-offs                                                   765           317        2,254        1,577


AVERAGE BALANCE SHEET

Average loans and leases                                           924,372       802,322      869,849      754,519
Average other earning assets                                       101,438        83,284       93,816       86,484


Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 13, 2005 Press Release


                                                             At or For the                   At or For the
                                                          three months ended              twelve months ended
                                                             December 31,                    December 31,
(In thousands, except share data)                       2004             2003             2004           2003
---------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

AVERAGE BALANCE SHEET (continued)

Average total earning assets                           1,025,810         885,606         963,665        841,003
Average total assets                                   1,070,287         914,479         997,026        868,006
Average non-interest bearing deposits                     80,293          65,560          72,142         62,627
Average total time deposits                              547,112         436,810         509,340        422,905
Average other interest-bearing deposits                  218,093         191,402         205,576        188,426
Average total interest-bearing deposits                  765,205         628,212         714,916        611,331
Average borrowings                                       135,869         139,303         124,514        117,328
Average interest-bearing liabilities                     901,074         767,515         839,430        728,659
Average preferred equity                                      --              --              --             --
Average common equity                                     85,565          78,228          82,708         73,641

ASSET QUALITY AND OTHER DATA

Non-accrual loans                                                                          5,549          7,602
Renegotiated loans                                                                            --             --
Loans 90+ days past due and still accruing                                                   791            517
Total non-performing loans                                                                 6,340          8,119
Other real estate owned                                                                    1,614            585
Total non-performing assets                                                                7,954          8,704

ADDITIONAL DATA

1 - 4 family mortgage loans serviced for others                                          252,079        255,695
Proprietary mutual fund balances                                                              --             --
Fair value of securities held to maturity                                                  3,906          3,583
Full-time equivalent employees                                                               377            346
Total number of full-service banking offices                                                  29             25
Total number of bank and thrift subsidiaries                                                  1               1
Total number of ATMs                                                                          35             28

LOANS RECEIVABLE

1 - 4 family residential                                                                 199,987        174,952
Home Equity                                                                               41,744         33,173
Multi-family residential                                                                  25,215         24,072
Commercial real estate                                                                   347,303        316,862
Construction and land development                                                         63,132         56,436
Commercial and other                                                                     173,766        140,550
Consumer                                                                                  68,074         72,645
Credit cards                                                                               2,020          1,729
---------------------------------------------------------------------------------------------------------------
      Loans receivable - gross                                                           921,241        820,419
Unearned interest                                                                             (2)        (1,545)
---------------------------------------------------------------------------------------------------------------
      Loans receivable - net of unearned interest                                        921,239        818,874
Allowance for losses on loans                                                            (11,847)       (10,836)
---------------------------------------------------------------------------------------------------------------
      Loans receivable - net (1)                                                         909,392        808,038
===============================================================================================================


(1)  Does not include mortgage servicing rights. Oak Hill Financial, Inc.

SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
January 13, 2005 Press Release



                                                                 At or For the          At or For the
                                                               three months ended    twelve months ended
                                                                  December 31,           December 31,
(In thousands, except share data)                              2004         2003       2004        2003
--------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

DEPOSITS

Transaction accounts
     Non-interest bearing                                                              88,712     66,712
     Interest-bearing                                                                  65,395     62,033
Savings accounts                                                                       58,978     48,225
Money market deposit accounts                                                          89,539     76,543
Other core interest-bearing                                                           365,125    314,800
--------------------------------------------------------------------------------------------------------
          Total core deposit accounts                                                 667,749    568,313
Non-core interest-bearing                                                             194,347    149,508
--------------------------------------------------------------------------------------------------------
      Total deposits                                                                  862,096    717,821
========================================================================================================
Yield/average earning assets (fully-taxable equivalent)        6.18%        6.41%        6.22%     6.62%
Cost/average earning assets                                    2.22%        2.24%        2.17%     2.43%
--------------------------------------------------------------------------------------------------------
      Net interest income (fully-taxable equivalent)           3.96%        4.17%        4.05%     4.19%
========================================================================================================

NEW MARKETS TAX CREDIT

Qualified equity investment in Oak Hill Banks Community Development Corp.              10,000         --
========================================================================================================





Tax benefit:
                            Credit              Tax Expense
    Year                  Percentage              Reduction
-----------------------------------------------------------

     2004                      5%                    500
     2005                      5%                    500
     2006                      5%                    500
     2007                      6%                    600
     2008                      6%                    600
     2009                      6%                    600
     2010                      6%                    600
-----------------------------------------------------------
Totals                        39%                  3,900
===========================================================